Exhibit 3.2
BYLAWS OF
CRUMBS BAKE SHOP, INC.
(FORMERLY 57TH STREET GENERAL ACQUISITION CORP.)
A DELAWARE CORPORATION
ARTICLE I
OFFICES
SECTION 1. REGISTERED OFFICE. The address of Crumbs Bake Shop, Inc.’s (formerly “57th Street General Acquisition Corp.”), (the “Corporation”) registered office in the State of Delaware is Corporate Research, Ltd., 615 S. DuPont Highway, Dover, Delaware 19901, County of Kent. The name of the Corporation’s registered agent at such address is Corporate Research, Ltd.
SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, within or outside the State of Delaware, as the board of directors (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
SECTION 1. PLACE AND CONDUCT OF MEETINGS. All meetings of stockholders shall be held at the principal executive office of the Corporation, or at such other place within or outside of the State of Delaware as may be fixed from time to time by the Board of Directors.
The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of stockholders, the Chairman of the Board, or in his or her absence or inability to act, the President, shall act as chairman of, and preside at, the meeting. The Secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.
SECTION 2. ANNUAL MEETINGS. Annual meetings of stockholders shall be held on such day in such month, in such city and state and at such time and place as may be designated by the Board of Directors and set forth in the notice of meetings. At each annual meeting of stockholders the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.
SECTION 3. SPECIAL MEETINGS. Special meetings of stockholders may be called, pursuant to proper notice in accordance with these bylaws, at any time for any purpose or purposes by the Board of Directors or by the Chairman of the Board. A special meeting of stockholders may be cancelled by the Board of Directors or Chairman of the Board, as applicable, at any time not less than 24 hours before the scheduled commencement of the meeting.
SECTION 4. NOTICE OF MEETINGS. Except as otherwise provided by law, notice of each annual meeting or special meeting of stockholders, stating the place, if any, date, time of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in persona nd vote at any such meeting, and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters that the Board of Directors, at the time of giving notice, intends to present for action by the stockholders, shall be given in the manner set forth in Article VI of these bylaws (the “Bylaws”) not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting. If directors are to be elected, the notice shall include the names of all nominees whom the Board intends, at the time of notice, to present for election.

SECTION 5. QUORUM AND ADJOURNMENTS. Except as otherwise required by law or the Certificate of Incorporation, the presence in person or by proxy of holders of a majority in voting power of the outstanding shares of the Corporation entitled to vote at a meeting of stockholders will be necessary, and will constitute a quorum, for the transaction of business at such meeting. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, in all matters other than the election of directors, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series.
If a quorum is not present or represented by proxy at any meeting of stockholders, the presiding officer may adjourn the meeting from time to time until a quorum is present. An adjourned meeting may be held later without notice other than announcement at the meeting, except that if the adjournment is for more than forty-five (45) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in the manner set forth in Article VI to each stockholder of record entitled to vote at the adjourned meeting.
SECTION 6. PROXY AND VOTING. At any meeting of stockholders each stockholder having the right to vote may vote in person or by proxy. Except as otherwise provided by law or in the Certificate of Incorporation, each stockholder will be entitled to one (1) vote for each share of stock entitled to vote standing in his name on the books of the Corporation. Subject to the rights of the holders of one or more series of preferred stock of the Corporation voting separately by class or series to elect directors pursuant to the terms of one or more series of preferred stock, all elections of directors will be determined by plurality votes. Except as otherwise provided by law or in the Certificate of Incorporation or these Bylaws, any matter other than the election of directors, brought before any meeting of stockholders will be determined by the vote of a majority of the votes cast in favor of such action at a meeting of stockholders by the holders of stock entitled to vote thereon. Voting at meetings of stockholders need not be by written ballot.
SECTION 7. WRITTEN CONSENTS. Solely with respect to shares of the Corporation’s Series A Voting Preferred Stock, whenever the vote of holders of the Corporation’s Series A Voting Preferred Stock at a meeting is required or permitted in connection with any corporate action, the meeting and vote of the holders of the Corporation’s Series A Voting Preferred Stock may be dispensed with if the action taken has the written consent of the holders of the minimum number of votes of the Corporation’s Series A Voting Preferred Stock required to authorize the action at such a meeting at which all shares of the Corporation’s Series A Voting Preferred Stock entitled to vote were present and voted.
SECTION 8. NOTICE OF STOCKHOLDER BUSINESS AT MEETINGS OF STOCKHOLDERS. The following provisions of this Section 8 shall apply to the conduct of business at any meeting of the stockholders. As used in this Section 8, the term annual meeting shall include any special meeting.
(a) At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in paragraph (b) of this Section 8, who is entitled to vote at such meeting and who complies with the notice procedures set forth in paragraph (b) of this Section 8.

(b) For business to be properly brought before any meeting of the stockholders by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 8, the stockholder must have given timely notice thereof in writing to the Chief Financial Officer of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date for such meeting, regardless of any postponements, deferrals or adjournments of such meeting to a later date; provided, however, that for any meeting of stockholders for which less than 90 days notice or public disclosure of the date of the annual meeting is given or made to stockholders, a stockholder’s notice shall be timely if delivered to or mailed and received at the Corporation’s principal executive offices not later than the 10th day following the day on which public announcement of the date of such meeting of stockholders is first made or sent by us and at least 10 days prior to the date of the meeting. A stockholder’s notice to the Corporation shall set forth as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, the name and address of the beneficial owner, if any, on whose behalf the proposal is made, and the name and address of any other stockholders or beneficial owners known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the capital stock of the Corporation which are owned beneficially and of record by such stockholder, by the beneficial owner, if any, on whose behalf the proposal is made and by any other stockholders or beneficial owners known by such stockholder to be supporting such proposal, and (iv) any material interest of such stockholder of record and/or of the beneficial owner, if any, on whose behalf the proposal is made, in such proposed business and any material interest of any other stockholders or beneficial owners known by such stockholder to be supporting such proposal in such proposed business, to the extent known by such stockholder.
(c) The officer of the Corporation presiding at the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder with respect to the matters set forth in this Section 8.
(d) This Section 8 shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless properly brought before the meeting as provided in these Bylaws.
ARTICLE III
DIRECTORS
SECTION 1. FUNCTION. The Board of Directors will manage the business of the Corporation, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws.
SECTION 2. NUMBER. The number of directors which will constitute the entire Board of Directors shall be such number as shall be fixed from time to time by a vote of a majority of the Board of Directors. As used in these Bylaws, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.
SECTION 3. ELECTION AND TERM. Except as provided by law, the Certificate of Incorporation or Section 6 of this Article, the directors shall be elected at the annual meeting of stockholders. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, each director elected will serve until the next succeeding annual meeting of stockholders or until his successor is elected and qualified.

SECTION 4. NOMINATIONS. Except as provided by law, the Certificate of Incorporation or these Bylaws, nominations of persons for election to the Board of Directors of the Corporation at an annual meeting of stockholders of the Corporation may be made at such meeting (i) by or at the direction of the Board of Directors, (ii) by any committee or persons appointed by the Board of Directors or (iii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in Article II, Section 8(a)(iii). Such stockholder’s notice to the Chief Financial Officer shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the nominee, (b) the principal occupation or employment of the nominee, (c) the class and number of shares of capital stock of the Corporation that are beneficially owned by the nominee and (d) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the Securities and Exchange Commission promulgated under Section 14 of the Securities Exchange Act of 1934, as amended. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, the defective nomination shall be disregarded.
SECTION 5. REMOVAL. Except as provided by law, the Certificate of Incorporation or these Byalws, (i) any of the directors may be removed for cause by vote of a majority of the entire Board and (ii) any or all of the directors may be removed for cause or without cause by vote of the holders of a majority of the outstanding shares of each class of voting stock of the Corporation voting as a class.
SECTION 6. VACANCIES. Except as provided by law, the Certificate of Incorporation or these Bylaws, newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class, and vacancies occurring in the Board, may be filled by vote of a majority of the directors then in office, even if such an expansion or vacancy results in the inability of the majority of directors then in office to constitute a quorum. A director elected to fill a vacancy, including a vacancy created by a newly created directorship, shall serve until the next succeeding annual meeting of stockholders and until his successor is elected and qualified.
SECTION 7. LOCATION OF BOOKS AND RECORDS. The books of the Corporation, except such as are required by law to be kept within the State of Delaware, may be kept at such place or places within or outside of the State of Delaware as the Board of Directors may from time to time determine.
SECTION 8. COMPENSATION. The Board of Directors, in consultation with the Corporation’s Compensation Committee and by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of any or all directors for services to the Corporation as directors or officers or otherwise.
ARTICLE IV
MEETINGS OF THE BOARD OF DIRECTORS
SECTION 1. FIRST MEETING. Unless otherwise determined by the Board of Directors, the first meeting of each newly elected Board of Directors shall be held following the annual meeting of stockholders. If the meeting is held at the place of the meeting of stockholders, no notice of the meeting need be given to the newly elected directors. If the first meeting is not held at that time and place, it shall be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors.

SECTION 2. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held upon such notice at such times and at such places within or outside of the State of Delaware, as shall from time to time be determined by the Board of Directors.
SECTION 3. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, if there is one, or by a majority of the directors then in office, on at least twenty-four (24) hours’ notice to each director delivered personally, by telephone, facsimile or other means of electronic transmission,.
SECTION 4. NOTICE OF MEETINGS. Whenever notice of a meeting of the Board of Directors is required, the notice must be given in the manner set forth in Article VI of these Bylaws and shall state the place, date and hour of the meeting. Except as provided by law, the Certificate of Incorporation, or other provisions of these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.
SECTION 5. QUORUM, ACTION AND ADJOURNMENTS. Except as otherwise required by law or the Certificate of Incorporation or other provisions of these Bylaws, a majority of the directors in office, but in no event less than one-third (1/3) of the entire Board of Directors, will constitute a quorum for the transaction of business, provided that if there shall be fewer than three (3) directors in office, then the number of directors in the office shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present will be the act of the Board of Directors. If a quorum is not present at any meeting of directors, a majority of the directors present at the meeting may adjourn the meeting from time to time, without notice of the adjourned meeting other than announcement at the meeting. To the extent permitted by law, a director participating in a meeting by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other will be deemed present in person at the meeting and all acts taken by him during his participation shall be deemed taken at the meeting.
SECTION 6. WRITTEN CONSENTS. Any action of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission and such writing or electronic transmission is filed with the minutes of the Board of Directors.
SECTION 7. ACTION BY TELEPHONIC CONFERENCE. Members of the Board of Directors, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.
ARTICLE V
COMMITTEES
SECTION 1. COMMITTEES. The Board of Directors may designate from among its members an Executive Committee and other committees, each consisting of two (2) or more directors, and may also designate one (1) or more of its members to serve as alternates on these committees. To the extent permitted by law, the Executive Committee will have all the authority of the Board of Directors, except as the Board of Directors otherwise provides, and, to the extent permitted by law, the other committees will have such authority as the Board of Directors grants them. The Board of Directors will have power at any time to change the membership of any committees, to fill vacancies in their membership and to discharge any committees. All resolutions establishing or discharging committees, designating or changing members of committees, or granting or limiting authority of committees, may be adopted only by the affirmative vote of a majority of the entire Board of Directors.
SECTION 2. PROCEDURES. Each committee shall keep regular minutes of its proceedings and report to the Board of Directors as and when the Board of Directors shall require. Unless the Board of Directors otherwise provides, a majority of the members of any committee constitutes a quorum and the act of a majority of members present at the meeting may determine its actions and the procedures to be followed at its meetings (which may include a procedure for participating in meetings by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other), and may fix the time and place of its meetings.

SECTION 3. WRITTEN CONSENTS. Any action of a committee may be taken without a meeting if all the members of the committee consent thereto in writing or by electronic transmission and such writing or electronic transmission is filed with the minutes of the committee.
SECTION 4. ORGANIZATION, MEETINGS, NOTICES, ETC. A committee may hold its meetings at the principal office of the Corporation, or at any other place which a majority of the committee members may at any time agree upon. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless stated otherwise in its charter, any notice of a meeting of such committee may be given to members thereof in accordance with Article VI.
SECTION 5. COMPENSATION. The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.
SECTION 6. RESIGNATION. Any member of a committee may resign at any time by giving notice of such resignation to the Board of Directors. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Board of Directors. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.
ARTICLE VI
NOTICES
SECTION 1. NOTICE TO STOCKHOLDERS. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their respective addresses appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.
SECTION 2. NOTICE TO DIRECTORS. Subject to Section 3 of Article IV and Section 3 of this Article VI, any notice to a director may be given personally, by telephone or by mail, facsimile or other means of electronic transmission. A notice will be deemed given when actually given in person or by telephone, when received, if given by facsimile transmission,or other means of electronic transmission or on the third business day after the day when deposited with the United States mail, postage prepaid directed to the director at his business address or at such other address as the director may have designated to the Secretary in writing as the address, number or email to which notices should be sent.
SECTION 3. WAIVER OF NOTICE. Any person may waive notice of any meeting by signing a written waiver, whether before or after the meeting. The waiver of the notice need not specify either the business to be transacted or the purpose of any annual or special meeting of the stockholders. In addition, attendance at a meeting will be deemed a waiver of notice unless the person attends for the purpose, expressed to the meeting at its commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII
OFFICERS
SECTION 1. DESIGNATIONS. The officers of the Corporation shall include, if and when designated by the Board of Directors, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Secretary and a Treasurer. In addition, the Board of Directors may also appoint one or more Vice Presidents (one or more of whom may be designated an Executive Vice President or a Senior Vice President), one or more Assistant Secretaries or Assistant Treasurers, and such other officers as it may from time to time deem advisable. Any number of offices may be held by the same person unless specifically prohibited therefrom by law.
SECTION 2. ELECTIONS, TERM AND REMOVAL. Each officer shall be elected by the Board of Directors and shall hold office for such term, if any, as the Board of Directors shall determine. Any officer may be removed at any time, either with or without cause, by the vote of a majority of the entire Board of Directors.
SECTION 3. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer. Such resignation will take effect at the time specified in the notice or, if no time is specified, at the time of receipt of the notice, and the acceptance of such resignation will not be necessary to make it effective.
SECTION 4. COMPENSATION. The compensation of officers shall be fixed by the Board of Directors or by the compensation committee, if any, of the Board of Directors.
SECTION 5. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general charge of the management of the business and affairs of the Corporation, subject to the control of the Board of Directors, and will ensure that all lawful orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer will preside over any meetings of the stockholders and of the Board of Directors at which neither the Chairman of the Board nor a Vice Chairman is present.
SECTION 6. OTHER OFFICERS. The officers of the Corporation, other than the Chief Executive Officer, shall have such powers and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board of Directors and the Chief Executive Officer, as customarily pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors.
SECTION 7. FIDELITY BONDING. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.
ARTICLE VIII
CERTIFICATES FOR SHARES
SECTION 1. CERTIFICATES. The shares of capital stock of the Corporation may be certificated or uncertificated, as permitted under Section 158 of the General Corporation Law of the State of Delaware. Every holder of capital stock of the Corporation shall be entitled to have a certificate for shares of capital stock of the Corporation signed, in the name of the Corporation by (a) the President or Chief Executive Officer and (b) the Secretary or an Assistant Secretary, representing the number of shares owned by such stockholder in the Corporation. Any certificates shall be, in such form as the Board of Directors may from time to time prescribe.
SECTION 2. FACSIMILE SIGNATURES. Any or all signatures upon a certificate may be a facsimile. Even if an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be that officer, transfer agent or registrar before the certificate is issued, that certificate may be issued by the Corporation with the same effect as if he or it were that officer, transfer agent or registrar at the date of issue.

SECTION 3. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct that a new certificate be issued (or uncertificated shares be registered in lieu of a new certificate) in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing the issuance of a new certificate (or the registration of uncertificated shares), the Board of Directors may, in its discretion, and as a condition precedent to its issuance (or the registration of uncertificated shares), require the owner of such lost, stolen or destroyed certificate to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against any claim that may be made against it with regard to the allegedly lost, stolen or destroyed certificate.
SECTION 4. SURRENDER, TRANSFER AND CANCELLATION. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. The Corporation shall have no duty to inquire into adverse claims with respect to any transfer of capital stock unless (a) the Corporation has received a written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; or (b) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, Bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim. The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at his residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (b) an indemnity bond, sufficient in the Corporation’s judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.
SECTION 5. RECORD DATES.
(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
SECTION 6. STOCKHOLDERS OF RECORD. The Corporation shall for all purposes be entitled to treat a person registered on its books as the owner of those shares, with the exclusive right, among other things, to receive dividends and to vote with regard to those shares, and the Corporation will not be bound to recognize any equitable or other claim to or interest in shares of its stock on the part of any other person, whether or not the Corporation has notice of the claim or interest of the other person, except as otherwise provided by the laws of Delaware.
ARTICLE IX
INDEMNIFICATION
SECTION 1. SUITS BY THIRD PARTIES. The Corporation shall indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or is or was a director or officer serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.
SECTION 2. DERIVATIVE SUITS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or is or was a director or officer serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
SECTION 3. INDEMNIFICATION AS OF RIGHT. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.

SECTION 4. DETERMINATION THAT INDEMNIFICATION IS PROPER. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination will be made (1) by the Board of Directors by a majority vote of the directors who were not parties to such action, suit or proceeding, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel (compensated by the Corporation) in a written opinion, or (4) by the stockholders. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.
SECTION 5. EXPENSES. Expenses (including attorneys fees) incurred by a director or officer in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, shall be paid by the Corporation, subject to the an affirmative determination by a majority of the disinterested directors then in office that the Corporation has the financial wherewithal to make such payment, in a timely manner and in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt, to the extent required by law, of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation as authorized in this Article.
SECTION 6. NON-EXCLUSIVITY. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article shall be made to the fullest extent permitted by law. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.
SECTION 7. SUCCESSORS AND ASSIGNS. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided, when authorized or ratified continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.
SECTION 8. INSURANCE PREMIUMS. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by him in any such capacity, or arising out of the person’s status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.
SECTION 9. REFERENCES TO “CORPORATION.” References in this Article to “the Corporation” will include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

SECTION 10. REFERENCES TO CERTAIN TERMS. For purposes of this Article, references to “other enterprises” will include employee benefit plans; references to “fines” will include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” will include any service as a director or officer of a subsidiary of the Corporation and any service as a director or officer of the Corporation which imposes duties on, or involves services by, such person with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.
SECTION 11. APPLICATION OF ARTICLE. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided, when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.
SECTION 12. RETROACTIVE EFFECT. The provisions of this Article will be deemed retroactive and will include all officers and directors of the Corporation since the date of incorporation.
SECTION 13. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article IX to directors and officers of the corporation.
ARTICLE X
GENERAL PROVISIONS
SECTION 1. CORPORATE SEAL. The corporate seal shall have inscribed on it the name of the Corporation, the year of its creation, and such other appropriate legend as the Board of Directors may from time to time determine. Unless prohibited by the Board of Directors, a facsimile of the corporate seal may be affixed or reproduced in lieu of the corporate seal itself.
SECTION 2. FISCAL YEAR. The fiscal year of the Corporation will end on December 31, unless changed to such other date as the Board of Directors may prescribe.
ARTICLE XI
AMENDMENTS
SECTION 1. BYLAWS. These Bylaws may be amended or repealed, and new Bylaws may be adopted, amended or repealed (a) at any regular or special meeting of stockholders, or (b) by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors.